UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2024, Eterna Therapeutics Inc. (the “Company,” “we,” “us,” or “our”), entered into an Exclusive License and Collaboration Agreement (“the L&C Agreement”), effective as of September 9, 2024, with Factor Bioscience Limited (“Factor”). The L&C Agreement terminated the Exclusive Amended and Restated License Agreement (the “A&R License Agreement”) entered into with Factor on November 14, 2023 as well as the exclusive license agreement that Dilos Bio (fka Exacis Biotherapeutics Inc. (“Exacis”)) entered into with Factor on November 4, 2020, which the Company acquired pursuant to an asset purchase agreement with Exacis and certain stockholders of Exacis on April 26, 2023 (the “Purchased License”).

Under the L&C Agreement, the Company has obtained an exclusive license in the fields of cancer, autoimmune disorders, and rare diseases with respect to certain licensed technology and has the right to develop the licensed technology directly or enter into co-development agreements with partners who can help bring such technology to market. The L&C Agreement also provides for certain services and materials to be provided by Factor to facilitate the development of the licensed technology and to enable the Company to scale up production at third party facilities.

The initial term of the L&C Agreement is one year after the effective date, and it automatically renews yearly thereafter. The Company may terminate the L&C Agreement for any reason upon 90 days’ written notice to Factor, and the parties otherwise have customary termination rights, including in connection with certain uncured material breaches and specified bankruptcy events.

Pursuant to the L&C Agreement, the Company will pay Factor $208,333 per month for the first twelve months, $50,000 per month for the first nine months toward patent costs, certain milestone payments, royalty payments on net sales of commercialized products and sublicensing fee payments.

The foregoing description of the L&C Agreement is only a summary and is qualified in its entirety by reference to the full text of the L&C Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the A&R License Agreement and the Purchased License is hereby incorporated by reference in response to this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: September 27, 2024	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer

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